Kish * Leake & Associates, P.C.
                          Certified Public Accountants

J.D. Kish, C.P.A., M.B.A.                      7901 E. Belleview Ave., Suite 220
James D. Leake, C.P.A., M.T.                           Englewood, Colorado 80111
----------------------------                           Telephone: (303) 779-5006
Arleen R. Brogan, C.P.A.                                     Fax: (303) 779-5724
                                                                  www.klacpa.com



January 19, 2000

Office of the Chief Accountant
SECPS Letter File
Securities and Exchange  Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C. 20549

We would like to inform you that we have read the disclosures provided by LEK International, Inc. (commission file #0-26321) in its filing on form 8-K dated December 31, 1999 and that there are no disagreements regarding the statements made under Item 4-Changes in Registrant's Certifying Accountant.

Sincerely,

/s/Kish, Leake & Associates, P.C.
Kish, Leake & Associates, P.C.

Members of the American Institute of Certified Public Accountants * Colorado Society of Certified Public Accountants * Private Companies Practice Section * SEC Practice Section * Web Trust (SM) Certified